EXHIBIT 23.1


                               Kyle L. Tingle, CPA
                                 P.O. Box 50141
                             Henderson, Nevada 89016




To Whom It May Concern:                                           March 16, 2007


The firm of Kyle L. Tingle, Certified Public Accountant consents to the inclusion of his report of January 22, 2007, on the Financial Statements of Domain Registration, Corp., as at December 31, 2006, in the SB-2 filing with the U.S. Securities and Exchange Commission and amendments thereto.


Very truly yours,



/s/ KYLE L. TINGLE
_______________________________
    Kyle L. Tingle
    Certified Public Accountant